UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2024

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10080 N Wolfe Road, Suite SW3-200
Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

(408) 501-8881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 16, 2024, Reviva Pharmaceuticals Holdings, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citizens JMP Securities, LLC, as the underwriter (the “Underwriter”), relating to the offering, issuance and sale of (i) an aggregate of 12,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) Series A warrants exercisable for an aggregate of up to 6,000,000 shares of Common Stock (the “Series A Common Warrants”) and (iii) Series B warrants exercisable for an aggregate of up to 12,000,000 shares of Common Stock (the “Series B Common Warrants” and together with the Series A Common Warrants, the “Common Warrants”), for aggregate gross proceeds of $18.0 million (the “Offering”). Each share of Common Stock was sold together with (i) a Series A Common Warrant to purchase 0.5 of a share of Common Stock and (ii) a Series B Common Warrant to purchase one share of Common Stock, at a combined public offering price of $1.50 per share of Common Stock and accompanying Common Warrants. The Series A Common Warrants are exercisable immediately, will have a term of six months from the date of issuance and have an exercise price of $1.50 per whole share. The Series B Common Warrants are exercisable immediately, will have a term of five years and have an exercise price of $1.50 per share. The Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance of shares of Common Stock underlying the Common Warrants to the holder. The Company is prohibited from effecting an exercise of any Common Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, holders of the Common Warrants will have the right to receive the Black Scholes Value of their Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock in such fundamental transaction.

The net proceeds to the Company from the Offering are expected to be approximately $15.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-262348) filed on January 26, 2022 and declared effective on February 2, 2022 (the “Registration Statement”) by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the sixty (60) day period following the closing of the Offering.

Pursuant to the Underwriting Agreement, the Underwriter will receive an underwriting discount of 6% of the gross proceeds received from the sale of the securities in this Offering. In addition, the Company has agreed to reimburse the Underwriter, including fees and expenses of its counsel, up to a maximum amount of $117,500. The Company will also pay the Underwriter a fee for any Common Warrants exercised during the first 6 months after the closing date equal to 6% of the gross proceeds received by the Company for such exercise.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriter including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering is expected to close on or about December 18, 2024, subject to the satisfaction of customary closing conditions.

The foregoing descriptions of the Underwriting Agreement, the Series A Common Warrants and the Series B Common Warrants are not complete and are qualified in their entireties by reference to the full texts of such documents, forms of which are filed herewith as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 16, 2024, the Company issued a press release regarding the launch of the Offering (the “Launch Press Release”). Also on December 16, 2024, the Company issued a press release announcing that it had priced the Offering (the “Pricing Press Release”). Copies of the Launch Press Release and the Pricing Press Release are furnished hereto as Exhibits 99.1 and Exhibit 99.2, respectively.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K filed with the SEC on April 15, 2024, the preliminary prospectus supplement filed with the SEC on December 16, 2024, and the final prospectus supplement to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 16, 2024, by and between Reviva Pharmaceuticals Holdings, Inc. and Citizens JMP Securities, LLC, as Underwriter.
4.1	Form of Series A Common Warrant.
4.2	Form of Series B Common Warrant.
5.1	Opinion of Lowenstein Sandler LLP.
23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1).
99.1	Launch Press Release dated December 16, 2024.
99.2	Pricing Press Release dated December 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: December 17, 2024	By:	/s/ Narayan Prabhu
	Name:	Narayan Prabhu
	Title:	Chief Financial Officer